476	Exhibit 15

Exhibit 15

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the:

1)	Registration Statement on Form F-3 (No. 333-220276) pertaining to Aegon Funding Company LLC,
2)

Registration Statement on Form S-8 (No. 333-196156) pertaining to Aegon Group Identified Staff Variable Compensation Plan - 2012, Aegon Group Long-Term Variable Compensation Plan for Other Staff - 2012, Aegon Group Identified Staff Variable Compensation Plan - 2013 and Aegon Group Long-Term Variable Compensation Plan for Other Staff - 2013,

3)

Registration Statement on Form S-8 (No. 333-183176) pertaining to Aegon N.V. LTIC Plan for Executive Board, Management Board, Senior Management and Other Managers - 2010, Aegon Group Identified Staff Variable Compensation Plan - 2011 and Aegon Group Long-Term Variable Compensation Plan for Other Staff - 2011,

4)	Registration Statement on Form S-8 (No. 333-157843) pertaining to Aegon USA, LLC Profit Sharing Plan (now known as Transamerica 401(k) Retirement Savings Plan), and
5)	Registration Statement on Form S-8 (No. 333-150774) pertaining to Aegon USA, Inc. Profit Sharing Plan (now known as Transamerica 401(k) Retirement Savings Plan)

of Aegon N.V. of our report dated March 18, 2020 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ G.J. Heuvelink RA

PricewaterhouseCoopers Accountants N.V.

Amsterdam, the Netherlands

March 18, 2020

Aegon Annual Report on Form 20-F 2019